Power of Attorney

Pixie Dust Technologies, Inc.

As a shareholder of Pixie Dust Technologies, Inc., I hereby designate (please designate the proxy within your company) as my attorney-in-fact with full power and authority to perform the following:

1. To attend the Extraordinary General Meeting of Shareholders of Pixie Dust Technologies, Inc. to be held on February 18, 2025, and exercise my voting rights on the proposals listed on the right in accordance with my instructions (indicated with a ○).

2. Appointment of Sub-Agent

Date (YYYY/MMM/DD): / /

Shareholder's

Address：

Full Name：

Number of voting rights

Agenda 1		
Agenda 2	Approve	Disapprove
Agenda 3	Approve	Disapprove
Agenda 4	Approve	Disapprove

No. of Voting rights

No. of shares held

Pixie Dust Technologies, Inc.
Extraordinary General Meeting of Shareholders

Attendance sheet

When attending the meeting, please submit this vote at the receptiong at the venue without detatching from the proxy form.

When you do not the meeting and submit your vote, please ensure to tear off this voting ticket and mail by post.